UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013

UNION BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction

of incorporation)

333-188193-1	23-2430490
(Commission file number)	(IRS employer ID)

25 South Centre Street, Pottsville, Pennsylvania	17901
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (570) 622-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 22, 2013, Union Bancorp, Inc. (“Union”) held the annual meeting of its shareholders to (i) approve and adopt the Amended and Restated Agreement and Plan of Consolidation dated April 24, 2013 between Riverview Financial Corporation (“Riverview”) and Union, providing for the consolidation (the “Consolidation”) of Union and Riverview into a new corporation with the name “Riverview Financial Corporation” (the “Consolidation Agreement”); (ii) elect two Class A Directors for a 3-year term; (iii) ratify the selection of Union’s independent auditors for the year ending December 31, 2013; and (iv) authorize the Board of Directors to adjourn the annual meeting, if necessary, to solicit additional proxies in favor of the approval and adoption of the Consolidation Agreement. Notice of the meeting and proxy solicitation materials were mailed to shareholders of record on or about August 23, 2013. As of the record date of August 19, 2013, there were a total of 506,513 shares of Union common stock outstanding and entitled to vote at the annual meeting. The items voted on at the annual meeting and the votes for each proposal were as follows:

Proposal 1 – Approval and Adoption of the Consolidation Agreement

The proposal to approve the Consolidation Agreement was approved by the required vote – the affirmative vote of the holders of at least 75% of the outstanding shares of Union common stock. The numbers of votes cast for and against, as well as the number of abstentions and broker non-votes on this proposal, were as follows:

For	Against	Abstentions	Broker Non-votes
438,632	1,575	2,562	37,559

Proposal 2 – Election of Two Class A Directors

There was no solicitation in opposition to the nominees of the Board of Directors for election as Class A members of the Board of Directors and all such nominees were elected. The numbers of votes cast for or withheld, as well as the number of abstentions and broker non-votes, for each of the nominees for election to the Board of Directors, were as follows:

Nominee	For	Withheld	Abstentions	Broker Non-votes
Naomi Morrow Ost	397,378	45,391	0	37,559
Daniel R. Blaschak	398,920	43,849	0	37,559

Proposal 3 – Ratification of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of ParenteBeard LLC as Union’s independent registered public accounting firm for the year ended December 31, 2013 was approved by a majority of the votes cast on the matter. The numbers of votes cast for and against, as well as the number of abstentions on this proposal, were as follows:

For	Against	Abstentions	Broker Non-votes
439,801	40,446	81	0

Proposal 4 – Authorization to Adjourn, if necessary, to Solicit Additional Proxies

The proposal to adjourn the annual meeting if necessary to solicit additional proxies in favor of the approval and adoption of the Consolidation Agreement was approved by a majority of the votes cast on the matter. The numbers of votes cast for and against, as well as the number of abstentions on this proposal, were as follows:

For	Against	Abstentions	Broker Non-votes
474,204	3,251	2,873	0

Item 8.01	Other Events

On October 24, 2013, Union issued a press release announcing that Union’s shareholders have overwhelmingly approved the Consolidation Agreement and that the parties to the Consolidation Agreement anticipate that the transaction will close October 31, 2013.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated October 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION BANCORP, INC.
(Registrant)

Date:	October 24, 2013	By:	/s/ Mark F. Ketch
Mark F. Ketch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 24, 2013.